Exhibit 8.1

SUBSIDIARIES OF RADICA GAMES LIMITED




                                                      State or Country
Name of Subsidiary                                    in Which Organized
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UNITED STATES

Radica Enterprises Ltd                                Nevada
(Operates as Radica USA Ltd)
 - Leda Media Products Ltd (dormant)                  UK
 - Radica Canada Ltd                                  Canada

Disc, Inc.                                            Nevada
(Operates as Radica Innovations)
 - Radica Technology (Shenzhen) Co. Ltd.              People's Republic of China


INTERNATIONAL

Radica Limited                                        Hong Kong
 - RadMex S.A. de C.V. (dormant)                      Mexico

Radica Sales (H.K.) Limited (dormant)                 Hong Kong

Radica China Ltd                                      British Virgin Islands
 - Dongguan Radica Games Manufactory Co. Ltd          People's Republic of China

Radica (Macao Commercial Offshore) Limited            Macao

Radica Innovations (UK) Ltd  (dormant)                UK

Radica Europe Ltd                                     UK
 -  Radica UK Ltd                                     UK